Exhibit 99.1

ADDITIONAL DISCLOSURE

The following additional disclosure supplements disclosure contained in the joint proxy statement/prospectus that was declared effective on May 23, 2011 and was mailed on or about May 27, 2011 to stockholders of Holly Corporation (“Holly”) and shareholders of Frontier Oil Corporation (“Frontier”) in connection with the Agreement and Plan of Merger, dated as of February 21, 2011, by and among Holly, North Acquisition, Inc. and Frontier.  The additional disclosure is incorporated by reference into, and should be read in conjunction with, the joint proxy statement/prospectus, which should be read in its entirety. Unless otherwise defined below, terms used below shall have the meanings set forth in the joint proxy statement/prospectus.

LITIGATION RELATING TO THE MERGER

As previously disclosed in the joint proxy statement/prospectus under the heading “—Litigation Related to the Merger,” twelve substantially similar shareholder lawsuits styled as class actions were filed by alleged Frontier shareholders challenging the merger and naming as defendants Frontier, its board of directors and, in certain instances, Holly and Merger Sub as aiders and abettors. To date, such shareholder actions have been filed in Harris County, Texas, Laramie County, Wyoming, the U.S. District Court for the Northern District of Texas, and the U.S. District Court for the Southern District of Texas. On March 25, 2011, the lawsuits pending in the District Court of Harris County, Texas, were consolidated under the style In re: Frontier Oil Corp., Cause No. 2011-11451.

These lawsuits generally allege that (1) the consideration to be received by Frontier’s shareholders in the merger is inadequate, (2) the Frontier directors breached their fiduciary duties by, among other things, approving the merger at an inadequate price under circumstances involving certain alleged conflicts of interest, (3) the merger agreement includes preclusive deal protection provisions, and (4) Frontier, and in some cases Holly and Merger Sub, aided and abetted Frontier’s board of directors in breaching its fiduciary duties to Frontier’s shareholders.  In addition to these claims, the three lawsuits filed in the U.S. District Court for the Northern District of Texas and the U.S. District Court for the Southern District of Texas allege that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by making untrue statements of material fact and omitting to state material facts necessary to make the statements that were made not misleading in the joint proxy statement/prospectus. The shareholder actions seek various remedies, including enjoining the transaction from being consummated in accordance with its agreed-upon terms, compensatory damages, and costs and disbursements relating to the lawsuits.

On June 17, 2011, the defendants reached an agreement-in-principle with the plaintiffs in: In re: Frontier Oil Corp., to settle the eight consolidated class action lawsuits pending in Harris County, Texas.  No agreement has been reached with plaintiffs in the other cases who may attempt to continue to pursue their claims. In connection with the proposed settlement, certain additional disclosures are being made to Frontier’s shareholders, which are contained in this supplement to the joint proxy statement/prospectus. The parties contemplate that the agreement-in-principle will be documented by the parties, that the written agreement will contain customary provisions and further agree that approval of the settlement must, and will, be sought from the court following notice to the shareholders of Frontier and consummation of the merger. In connection with the approval of the settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled and the other actions, including all claims relating to the merger, the merger agreement and any disclosures made in connection therewith. The parties contemplate that the settlement will provide individual shareholders with the right to opt out of the settlement before the hearing and, if the number of shares held by individual shareholders who opt out reaches a certain percentage, the settlement will further provide defendants with the right to withdraw from the settlement.  In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by the defendants. We cannot be certain that the parties will ultimately enter into a written settlement agreement or that the court will approve the settlement even if the parties were to enter into such an agreement. If the court does not approve the settlement or if sufficient individual shareholders opt out and defendants elect to withdraw from the settlement, the proposed settlement as contemplated by the agreement-in-principle may be modified or terminated.

The settlement will not affect the amount of merger consideration to be paid in the merger.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

In connection with the settlement of the litigation, Frontier has agreed to supplement certain disclosures in its joint proxy statement/prospectus. The supplements are set forth below. New text is bolded and underlined and deleted text is stricken through. All page numbers refer to the pages of the joint proxy statement/prospectus.

Background of the Merger (beginning on page 35)

The following shall be added as the last sentence of the paragraph beginning, “Beginning in late December 2010…” on page 37:

Mr. Jennings and the other board members believed that it was in the interests of Frontier shareholders to structure any potential transaction with Holly as a stock transaction and a true merger of equals in light of the benefits of providing Frontier shareholders a continuing equity interest in the combined company, the comparable levels of complexity and performance of the two companies over time, the objective of conserving cash and maintaining prudent debt levels for the combined company, and the desire to combine the strengths of both companies.

The following shall be substituted for the first sentence of the paragraph beginning, “On December 9, 2010, Mr. Clifton …” on page 36:

On December 9, 2010, Mr. Clifton met with Mr. Jennings in Dallas. At this meeting, Messrs. Clifton and Jennings discussed their views regarding the potential strategic and financial benefits of a merger between Holly and Frontier, based solely on publicly available information. In addition, they discussed their views on the industry’s prospects, including continuing volatility in crack spreads and the industry trend toward greater  scale and complexity of operations.  They also discussed the economy as a whole and the potential benefits of a business combination in terms of size and diversification.

The following shall be substituted for the paragraph beginning, “On December 17, 2010, Messrs. Clifton and Jennings …” on page 37:

On December 17, 2010, Messrs. Clifton and Jennings had a follow-up meeting in Dallas to continue discussions. Each outlined his views on what roles their respective executive management teams might have in the combined company and agreed on the need for management continuity in connection with integrating the two companies. In general terms, they discussed ways to combine the skills of each of  the various executive officers of Holly and Frontier to benefit the combined company going forward, including what their own roles might be and the roles of other executive officers.  They discussed the benefits of having a separate executive chairman and chief executive officer who would combine leadership of Holly and Frontier and provide continuity of management for the combined company. Both agreed that a business combination between the two companies remained a mutually desirable prospect as a merger of equals at market, such as a 30-day average closing price of the common stock of the two companies. Mr. Jennings noted financing-related benefits that might come from a stronger combined balance sheet and ability to access more trade credit with suppliers.

The following shall be substituted for the paragraph beginning, “On February 4, 2011, the Frontier board of directors …” on page 39:

On February 4, 2011, the Frontier board of directors held a special meeting in Houston, together with members of Frontier’s management and legal and financial advisors. Mr. Jennings provided an overview of the potential transaction, to be structured as a merger of equals, and the progress of the transaction to date. Andrews Kurth advised the board regarding its fiduciary duties in connection with considering a possible business combination, and the importance of board review and deliberations. Andrews Kurth also presented an overview of the draft merger agreement as proposed by Holly, which had been previously distributed to the board. The board discussed the terms to be negotiated in the merger agreement, including the non-solicitation provisions and size of the break-up fee, and while no specific terms or amounts were discussed, the board noted that those provisions should be reciprocal and customary. Frontier’s financial advisors discussed with the board certain financial aspects relating to the potential merger.

The following shall be added as the last sentence of the paragraph beginning, “On January 14, 2011…” on page 38:

The merger was viewed at all times by both Holly and Frontier as a merger of equals.  Accordingly, during the course of negotiations, Holly and Frontier discussed that the exchange ratio would largely be based on the relative trading prices of the common stock of Holly and Frontier, including the current trading price, the five-day average closing price, and the 30-day average closing price, all of which would necessarily be constantly changing as the parties negotiated the merger agreement.

Opinions of Holly’s Financial Advisors - Opinion of Morgan Stanley & Co. Incorporated (beginning on page 45)

The following shall be substituted for the first sentence of the paragraph beginning, “Morgan Stanley calculated the exchange ratio . . .” on page 47:

Morgan Stanley calculated the exchange ratio implied by the analyst price targets for Holly and Frontier (only with respect to the nine analysts that published price targets for both Holly and Frontier) by dividing the Frontier price target by the Holly price target provided by the same analyst.

The following shall be added as the second sentence of the paragraph beginning, “Morgan Stanley calculated the exchange ratio . . .” on page 47:

The Holly price targets published by these nine selected brokers ranged from $40 to $77 per share, and the Frontier price targets published by these nine selected brokers ranged from $19 to $33 per share.

The following shall be substituted for the lead-in paragraph to the table on page 49:

Based on the consensus estimates, the estimated value of Holly’s interests in HEP and the UNEV Pipeline and each company’s respective forecasted outstanding net debt as of December 31, 2010, ~~with~~assuming $115 million of Holly~~’s~~ net debt (unconsolidated for HEP~~’s~~ net debt), Morgan Stanley estimated the following implied value ranges for shares of Frontier and Holly, respectively, on a fully diluted basis:

The following shall be substituted for the paragraph beginning, “In arriving at the estimated equity values…” on page 50:

In arriving at the estimated equity values per share of Frontier or Holly common stock, as applicable, Morgan Stanley estimated a range of terminal values by multiplying Frontier’s or Holly’s estimated mid-cycle EBITDA (based on the 2006-2010 average prices of selected commodities, when full year data were available) by EBITDA multiples ranging from 4.5x to 6.0x. Morgan Stanley then discounted Frontier’s or Holly’s forecasted unlevered free cash flows, as applicable, defined as net operating profit after tax plus depreciation and amortization, stock-based compensation, other non-cash items and net proceeds from asset sales less changes in working capital, changes in other assets and liabilities and capital expenditures, and the estimated terminal value, in each case to a present value using discount rates ranging from 9.0% to 11.0%. These discount rates were based on Morgan Stanley’s judgment of the estimated range of Frontier’s or Holly’s weighted average cost of capital, as applicable.

The following shall be substituted for the first sentence of the paragraph beginning, “Under the terms of its engagement letter, Morgan Stanley…”  on page 52:

Under the terms of its engagement letter, Morgan Stanley provided Holly with financial advisory services in connection with the merger for which it will be paid a fee of $5,125,000, ~~a portion~~$1,500,000 of which became payable at the time of public announcement of the merger and ~~a substantial portion~~$3,625,000 of which is contingent upon, and will become payable upon, completion of the merger.

Opinions of Holly’s Financial Advisors - Opinion of Deutsche Bank Securities Inc. (beginning on page 52)

The following shall be substituted for the paragraph beginning, “Deutsche Bank noted that the range of undiscounted…” on page 55:

Deutsche Bank noted that the range of undiscounted equity analyst price targets of Frontier common stock was between $19.00 and $33.00 per share ~~and~~based on a set of 11 equity research analysts who published recent price targets for Frontier common stock.  Deutsche Bank also noted that the range of undiscounted equity analyst price targets of Holly common stock was between $40.00 and $77.00 per share based on a set of nine equity research analysts who published recent price targets for Holly common stock.  Of the nine equity research analysts who published recent price targets for both Frontier and Holly, the range of undiscounted price targets of Frontier common stock was between $19.00 and $33.00 per share.  Deutsche Bank calculated that the implied exchange ratio based on the price targets of the nine equity research analysts who published price targets for both Frontier and Holly ranged from 0.4151x to 0.5167x as compared to the exchange ratio of 0.4811x.

The following shall be substituted for the first two sentences of the paragraph titled, “—Discounted Cash Flow Analysis” on page 56:

Discounted Cash Flow Analysis.  Deutsche Bank performed a discounted cash flow analysis to determine a range of implied present values per share of Frontier common stock based on projected unlevered free cash flows for Frontier on a standalone basis for the years ending December 31, 2011 through 2015, using estimates from Holly management.  ~~The~~ For the purposes of this calculation, unlevered free cash flow was calculated as (1) tax adjusted earnings before interest and taxes plus (2) depreciation and amortization less (3) capital expenditures less (4) increases in working capital plus (5) stock-based compensation expenses, changes in other assets and changes in other liabilities.  Stock-based compensation was not treated as a cash expense in Deutsche Bank’s analysis. Deutsche Bank’s analysis was based on a range of discount rates from 9.0% to 11.0% and a terminal value based on multiples ranging from 5.0x to 6.0x applied to Frontier’s mid-cycle EBITDA.

The following shall be substituted for the second sentence of the paragraph beginning, “The Holly board of directors engaged Deutsche Bank…” on page 58:

Pursuant to its engagement letter with Holly, Deutsche Bank will be paid a transaction fee of $4,875,000 for its services as financial advisor to Holly in connection with the merger, ~~a portion~~ of which $1,500,000 was paid upon delivery of its opinion and ~~a substantial portion~~ of which $3,375,000 is payable contingent upon completion of the merger.

Opinions of Frontier’s Financial Advisors - Opinion of Credit Suisse Securities (USA) LLC (beginning on page 63)

The following shall be added immediately after the first paragraph under, “—Discounted Cash Flow Analysis” on page 68:

For purposes of the discounted cash flow analyses, the free cash flows for Holly’s refining business and for Frontier were calculated based on the projected EBITDA for Holly’s refining business and for Frontier, as appropriate, less cash taxes, capital expenditures and turnaround expenses plus changes in net working capital and the proceeds from asset sales, in each case as provided by Frontier management; the free cash flows for Holly’s limited partnership interests in HEP were calculated based on the projected operating cash flow available for distribution to HEP’s limited partners, as provided by Frontier’s management; and the free cash flows for Holly’s general partnership interests in HEP were calculated based on Holly’s general partnership interest and incentive distribution rights in the projected after-tax operating cash flows available for distribution to HEP’s partners, as provided by Frontier’s management.

The following shall be substituted for the first paragraph under, “—Discounted Cash Flows Analysis” on page 68:

Credit Suisse also calculated implied exchange ratio reference ranges based on the net present value of Holly’s free cash flows through 2015 and the net present value of Frontier’s free cash flows through 2015. For purposes of this analysis, Credit Suisse used the financial forecasts for Holly developed based on assumptions provided by and discussions with the management of Frontier from estimates of prospective financial and operating data provided to Credit Suisse by the management of Holly and the financial forecasts for Frontier provided by the management of Frontier. In performing this analysis, Credit Suisse applied discount rates ranging from 9.0% to 11.5% ~~and terminal EBITDA multiples of 6.50x to 7.50x~~ to the projected unlevered free cash flows from Holly~~’s refining business~~'s refining business taking into consideration, among other things, Holly's weighted average cost of capital and a terminal value calculated using EBITDA multiples of 6.50x to 7.50x taking into consideration, among other things, the selected companies analyses with respect to Holly; discount rates ranging from 7.5% to 9.5% ~~and~~to the projected levered free cash flows from Holly's limited partnership interests in HEP taking into consideration, among other things, Holly's cost of equity and a terminal value calculated using LP distributed cash flow yields of 6.75% to 7.25% ~~to the projected levered free cash flows from Holly’~~taking into consideration, among other things, the selected companies analyses with respect to Holly's limited partnership interests in HEP; and discount rates ranging from 12.0% to 14.0% ~~and~~to the projected levered free cash flows from Holly's general partnership interests in HEP taking into consideration, among other things, Holly's cost of equity and a terminal value calculated using GP distributed cash flow yields of 4.75% to 6.00% ~~to the projected levered free cash flows from Holly’~~taking into consideration, among other things, the selected companies analyses with respect to Holly's general partnership interests in HEP~~, respectively~~. With respect to Frontier, in performing this analysis, Credit Suisse applied discount rates ranging from 9.0% to 11.5% ~~and~~to Frontier's projected unlevered free cash flows taking into consideration, among other things, Frontier's weighted average cost of capital and a terminal value calculated using EBITDA multiples of 6.50x to 7.50x taking into consideration, among other things, the selected companies analyses with respect to Frontier~~’s projected unlevered free cash flows~~. This analysis indicated an implied exchange ratio reference range of 0.348 to 0.499 of a share of Holly common stock per share of Frontier common stock, as compared to the exchange ratio in the proposed merger of 0.4811 of a share of Holly common stock per share of Frontier common stock.

The following table shall be inserted immediately following the first paragraph under “—Contribution Analysis” on page 69:

Metric	Implied Exchange Ratio
Adjusted EBITDA
2010 E	0.352x
2011E	0.501x
2012E	0.473x
Adjusted Refining EBITDA
2010E	0.335x
2011E	0.449x
2012E	0.435x
Net Income
2010E	0.182x
2011E	0.419x
2012E	0.481x

The following shall be substituted for the second sentence under “—Other Matters” on page 69:

Credit Suisse will receive an aggregate fee of $5 million for its services, ~~a substantial portion~~ of which $3.5 million is contingent upon completion of the merger.

Opinions of Frontier’s Financial Advisors - Opinion of Citigroup Global Markets Inc. (beginning on page 70)

The following shall be substituted for the second and third sentences of the paragraph “—Discounted Cash Flow Analysis — Frontier” on page 74:

Based on such internal estimates of Frontier's management, the free cash flows were calculated as adjusted EBITDA less cash taxes, turnaround expenditures, capital expenditures and changes in net working capital. Estimated terminal values for Frontier were calculated by applying to Frontier's fiscal year 2015 estimated EBITDA a range of terminal value EBITDA multiples of 6.5x to 7.75x ~~to Frontier’s fiscal year 2015 estimated EBITDA.~~ , which range was selected taking into consideration, among other things, estimated EBITDA trading multiples of the selected refining companies referred to above under the caption "Selected Public Companies Analysis."  The cash flows and terminal values were then discounted to present value using discount rates ranging from 9.31% to 10.92%, which range was selected taking into consideration, among other things, a weighted average cost of capital calculation.

The following shall be substituted for the second and third sentences of the paragraph “—Discounted Cash Flow Analysis — Holly — Refinery Assets” on page 74:

Based on such internal financial information relating to Holly's fiscal year-ended December 31, 2010 provided by Holly's management and financial forecasts relating to Holly derived from certain internal operating data and estimates provided by Holly's management and other assumptions prepared by Frontier's management, the free cash flows were calculated as adjusted EBITDA plus estimated proceeds from Holly's sale of its interest in UNEV Pipeline, L.L.C. to HEP in 2012, less cash taxes, turnaround expenditures, capital expenditures and changes in net working capital. Estimated terminal values for Holly’s refinery assets were calculated by applying to the fiscal year 2015 estimated EBITDA of Holly's refinery assets a range of terminal value EBITDA multiples of 6.5x to 7.75x ~~to the fiscal year 2015 estimated EBITDA of Holly’s refinery assets.~~, which range was selected taking into consideration, among other things, estimated EBITDA trading multiples of the selected refining companies referred to above under the caption "Selected Public Companies Analysis."  The cash flows and terminal values were then discounted to present value using discount rates ranging from 9.31% to 10.92%, which range was selected taking into consideration, among other things, a weighted average cost of capital calculation.

The following shall be substituted for the second and third sentences of the paragraph “—Discounted Cash Flow Analysis — Holly — GP Interest” on page 75:

Based on such internal financial information relating to Holly's fiscal year-ended December 31, 2010 provided by Holly's management and financial forecasts relating to Holly derived from certain internal operating data and estimates provided by Holly's management and other assumptions prepared by Frontier's management, the distribution in respect of Holly's GP interest was calculated based on Holly's GP interest and incentive distribution rights in HEP's projected operating cash flows distributed to HEP's partners less taxes. Estimated terminal values for Holly's GP interest were calculated by applying ~~a range of terminal value distribution yields of 5.0% to 6.0%~~ to the fiscal year 2015 estimated after-tax distributions in respect of such GP interests a range of terminal value distribution yields of 5.0% to 6.0%, which range was selected taking into consideration, among other things, estimated distribution yields of the selected GPs referred to above under the caption "Selected Public Companies Analysis."  The distributions and terminal values were then discounted to present value using discount rates ranging from 9.26% to 11.64%, which range was selected taking into consideration, among other things, a cost of equity calculation.

The following shall be substituted for the second and third sentences of the paragraph “—Discounted Cash Flow Analysis — Holly — LP Interest” on page 75:

Based on such internal financial information relating to Holly's fiscal year-ended December 31, 2010 provided by Holly's management and financial forecasts relating to Holly derived from certain internal operating data and estimates provided by Holly's management and other assumptions prepared by Frontier's management, the distributable cash flow per unit was calculated based on HEP's projected operating cash flow available for distribution to HEP's limited partners. Estimated terminal values for HEP were calculated by applying to HEP's fiscal year 2015 estimated distributable cash flow per unit a range of terminal value distributable cash flow yields of 6.25% to 7.0% ~~to HEP’s fiscal year 2015~~, which range was selected taking into consideration, among other things, implied yields based on estimated distributable cash flow ~~per unit.~~ trading multiples of the selected MLPs referred to above under the caption "Selected Public Companies Analysis."  The distributable cash flow and terminal values were then discounted to present value using discount rates ranging from 7.76% to 9.14%, which range was selected taking into consideration, among other things, a cost of equity calculation.

The following shall be substituted for the first sentence under “—Miscellaneous” on page 75:

Under the terms of Citi's engagement, Frontier has agreed to pay Citi for its financial advisory services in connection with the merger an aggregate fee of $5 million, a portion of which was payable upon delivery of Citi's opinion and ~~a significant portion~~ $3.5 million of which is contingent upon completion of the merger.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Holly Corporation (“Holly”) common stock in connection with the proposed merger has been submitted to Holly’s stockholders for their consideration, and the proposed merger has been submitted to shareholders of Frontier Oil Corporation (“Frontier”) for their consideration. Holly has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement to be used by Holly and Frontier to solicit the required approval of their shareholders in connection with the proposed merger and constituted a prospectus of Holly, which the SEC has declared effective. Holly and Frontier may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF HOLLY AND FRONTIER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Holly and Frontier through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Holly are available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555. Copies of documents filed with the SEC by Frontier are available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600.

Holly, Frontier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Holly and shareholders of Frontier in connection with the proposed transaction. Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on March 31, 2011. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 21, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to Holly and Frontier as of today’s date, and are not guarantees of the future performance of Holly, Frontier or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, there is no assurance that the proposed merger will be consummated. The merger agreement will terminate if the companies do not receive the necessary approval of Holly’s stockholders or Frontier’s shareholders or government approvals or if either Holly or Frontier fails to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Holly’s and Frontier’s businesses and the combined company’s ability to compete in the highly competitive refining and marketing industry. The revenues, earnings and business prospects of Holly, Frontier and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in Holly’s, Frontier’s and the combined company’s markets; the demand for and supply of crude oil and refined products; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines; effects of governmental and environmental regulations and policies; the availability and cost of financing; the effectiveness of capital investments and marketing strategies; efficiency in carrying out construction projects; the ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist attacks and the consequences of any such attacks; and general economic conditions.

Holly and Frontier caution that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Holly’s and Frontier’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Holly, Frontier, the proposed merger or other matters and attributable to Holly or Frontier or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Holly nor Frontier undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.